Exhibit 99.1

SandRidge Energy, Inc. to Acquire Arena Resources, Inc., Creating a $6.2 Billion Company

OKLAHOMA CITY and TULSA, Okla., April 4, 2010 /PRNewswire via COMTEX/ — SandRidge Energy, Inc. (NYSE: SD) and Arena Resources, Inc. (NYSE: ARD) today jointly announced that they have entered into a definitive merger agreement under which Arena shareholders will receive stock and cash consideration valued at $40 per share of Arena common stock based on SandRidge’s April 1 closing price. This represents a 17% premium for Arena shareholders. SandRidge will issue 4.7771 shares of SandRidge common stock and pay $2.50 in cash for each share of Arena common stock, resulting in a combined enterprise value of approximately $6.2 billion. SandRidge will be the surviving company, headquartered in Oklahoma City and its management team will continue in their current roles.

The transaction uniquely positions SandRidge as one of the largest producers of West Texas conventional oil and gas. The oil opportunities will come primarily from drilling and development of shallow, low risk reservoirs located on the Central Basin Platform (“CBP”), a part of the Permian Basin in West Texas. The CBP has produced over 13 billion barrels of oil since the 1930s. The combined company will have over 200,000 net acres in the Permian Basin and 5,700 identified locations to drill primarily in the shallow San Andres and the Clear Fork formations. Additional upside exists with down spacing and future secondary and tertiary potential. SandRidge also owns low risk natural gas properties in the Pinon Field, and significant exploration opportunities in the West Texas Overthrust.

Tom L. Ward, Chairman and CEO of SandRidge stated, “This acquisition of Arena continues the strategic shift we initiated in 2009 to increase our oil production and reserves. This transaction will add low risk drilling opportunities in the Central Basin Platform where we have been drilling and acquiring since 2007. We plan to have hedged over $3.0 billion of oil revenues in total after closing and model this transaction to be accretive to 2011 cash flow per share.” Mr. Ward further noted, “We also have exceptional gas assets in the West Texas Overthrust. We believe our Pinon Field is one of the premier plays in the United States and we have tremendous drilling upside for long-term natural gas growth and expansion.”

Tim Rochford, Chairman and Co-Founder of Arena, stated, “We have ultimate confidence that Tom Ward and his team are well equipped to deliver enhanced value of Arena’s assets to stockholders. The transaction positions the combined company to provide stockholders with strong growth and superior execution. This transaction recognizes the value Arena has created for its stockholders and provides its stockholders with a meaningful stake in the combined company. Arena’s employees have contributed to building a strong company and we are excited about the future with SandRidge.” Phil Terry, President and CEO of Arena, stated, “The combined company offers a unique balance of oil and gas assets, encompassing each company’s Permian-based oil production and SandRidge’s natural gas position in the West Texas Overthrust. With over 30 Tcf of resource potential in the WTO, Arena’s stockholders are able to share in the significant upside potential offered by the play.”

Merger Agreement

The transaction is contingent upon the approval by the stockholders of both companies as well as other customary closing conditions. SandRidge’s board of directors and management team will continue in their current roles after the close of the transaction. The transaction is expected to be completed during the second or third quarter of this year.

Deutsche Bank Securities Inc. is serving as financial advisor as well as providing a fairness opinion to SandRidge in connection with the merger. SandRidge is represented by Covington & Burling LLP. SunTrust Robinson Humphrey, Inc. is serving as financial advisor to Arena, and Tudor, Pickering, Holt & Co. Securities, Inc. is providing a fairness opinion to Arena, in connection with the merger. Arena is represented by Johnson & Jones, P.C.

Conference Call Information

SandRidge and Arena will discuss this transaction with investors and analysts on a conference call to be held Monday, April 5, 2010 at 8:00am CDT. The telephone number to access the conference call from within the U.S. is 800-599-9795 and from outside the U.S. is 617-786-2905. The passcode for the call is 44377324. An audio replay of the call will be available April 5, 2010 until 11:59pm CDT on May 4, 2010. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode replay is 73229863.

Presentation Slides

Presentation slides to be viewed in conjunction with the conference call are available on the company’s website, www.sandridgeenergy.com, under Investor Relations/Events.

SandRidge

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in West Texas, the Permian Basin, the Mid-Continent, the Cotton Valley Trend in East Texas, the Gulf Coast, and the Gulf of Mexico. SandRidge’s internet address is www.sandridgeenergy.com.

Arena

Arena Resources, Inc. is an oil and gas exploration, development and production company with current operations in Texas, Oklahoma, Kansas and New Mexico.

Safe Harbor Language on Forward Looking Statements:

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include statements relating to the impact the companies expect the proposed transaction to have on the combined entity’s operations, financial condition, and financial results, the companies’ expectations about their ability to successfully integrate the combined businesses, the amount of cost savings and overall operational efficiencies the companies expect to realize as a result of the proposed transaction, and when the companies expect to close the proposed transaction. The forward-looking statements also include statements about future operations, estimates of reserve and resource volumes, reserve values, future drilling locations, costs, cash flow, hedging transactions, and anticipated timing for filings with regulatory agencies, stockholder meetings and closing of the proposed merger. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the ability to obtain governmental approvals of the merger on the proposed terms and schedule, the failure of SandRidge Energy, Inc. or Arena Resources, Inc. stockholders to approve the merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any synergies from the merger may not be fully realized or may take longer to realize than expected, disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, the volatility of natural gas and oil prices, our success in discovering, estimating, developing and replacing natural gas and oil reserves, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of the Annual Report on Form 10-K filed by SandRidge Energy, Inc. with the SEC on March 1, 2010 and in Part I, Item 1A - “Risk Factors” of the Annual Report on Form 10-K filed by Arena Resources, Inc. with the SEC on March 1, 2010. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

The SEC permits oil and natural gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves, as each is defined by the SEC. This press release uses the term “resource potential” to provide estimates that the SEC’s guidelines prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved, probable or possible reserves and, accordingly, are subject to substantially greater risk of being actually realized by the company. For a discussion of the company’s proved reserves, as calculated under current SEC rules, we refer you to the company’s Annual Report on Form 10-K referenced above, which is available on our website at www.sandridgeenergy.com and on the SEC’s website at www.sec.gov.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving SandRidge Energy, Inc. and Arena Resources, Inc. In connection with the proposed transaction, SandRidge Energy, Inc. plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and each of SandRidge Energy, Inc. and Arena Resources, Inc. may file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SandRidge Energy, Inc. and Arena Resources, Inc. Investors and security holders of SandRidge Energy, Inc. and Arena Resources, Inc. are urged to read the Joint Proxy Statement/Prospectus and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by SandRidge Energy, Inc. and Arena Resources, Inc. through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Investor Relations, or by directing a request to Arena Resources, Inc., 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, Attention: Investor Relations.

SandRidge Energy, Inc., Arena Resources, Inc. and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SandRidge Energy, Inc.’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 22, 2009, and information regarding Arena Resources, Inc.’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on October 29, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy

Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

CONTACTS:

SandRidge	Arena
Kevin R. White	Bill Parsons
Senior Vice President	Vice President Investor Relations
SandRidge Energy, Inc.	(918) 747-6060
123 Robert S. Kerr Avenue	bparsons@arenaresourcesinc.com
Oklahoma City, OK 73102-6406
(405) 429-5515

CONTACT: Kevin R. White, Senior Vice President of SandRidge Energy, Inc., +1-405-429-5515; or Bill Parsons, Vice President Investor Relations of Arena, +1-918-747-6060, bparsons@arenaresourcesinc.com